U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 29, 2009

INDUSTRY CONCEPT HOLDINGS, INC.

(Exact name of small business issuer as specified in its charter)

YOUR WAY HOLDING CORP.

(Former Name)

Colorado	000-53099	20-8510684
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

4501 E 50th St.

Vernon, CA 90058

(Address of principal executive offices)

9283 E. Arbor Circle, Unit #F

Englewood, CO 80111

(Former Address)

(323) 585-5281

(Issuer's Telephone Number)

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

          Effective October 29, 2009, we executed an agreement to acquire Industry Concepts LLC (“IC”) and Primp LLC ("Primp") (IC and Primp hereinafter jointly referred to as the “Acquired Companies”) and their members, in which we have agreed to issue an aggregate of 20,430,000 shares of our Common Stock, including 16,430,000 shares to the members of IC and 4,000,000 shares to the members of Primp, in exchange for all of the issued and outstanding member interests of the Acquired Companies. In addition, to facilitate this transaction and eliminate dilution of minority shareholders, members of our current management have agreed to voluntarily redeem an aggregate of 20,430,000 shares back to the Company.

Also as a result of this transaction the holders of a majority of our issued and outstanding voting stock have authorized changing our name to “Industry Concept Holdings, Inc.”

We entered into this transaction because of our former management’s belief that by doing so we will significantly increase our shareholder’s future opportunity to enhance the value of their respective ownership in our Company. In addition, our former Board of Directors approved a “spin-off” of our wholly owned subsidiary company, Your Way Gourmet, Inc. The terms of this “spin-off” provide for a dividend to be issued to our shareholders of one share of common stock for every share that our shareholders owned as of October 28, 2009, the record date of the dividend.

DESCRIPTION OF BUSINESS

          As a result of the transaction described above we have revised our current business plan to that of a company engaged in the garment industry. Following is a description of the business of both IC and Primp.

Our operations can be characterized as textile and garment manufacturing businesses specializing in knit goods. Primp was founded in 2004 and emphasizes a contemporary lifestyle line of clothing for women ranging in age from 16 to 50. IC was founded in 2006 to develop and operate in the garment business, including private label manufacturing, in stock premium dyeable products, intellectual property development, management and domestic and international licensing and incubating new brands. The two companies have had similar management and while no assurances can be provided, we believe that the consolidation of the two operations as a result of the share exchange will provide significant synergy and reduced operating expense. By example, Primp is our first example of a successful rollout of a branded product. The sales distribution and basic business of both companies are the same.

Today’s knit market has grown exponentially, creating even greater demands and making casual knit goods one of the most important items in the garment industry and in everyone’s wardrobe. We believe that “T-shirt and Jeans” has come to define more than a trend; it’s a lifestyle that is here to stay. In addition, there has been an increased focus on design at a value in the mid and lower tier markets which has helped bridge the style gap that once distinguished these markets from the contemporary marketplace, creating a much larger customer base for similar products than ever before.

By spanning the production process from fiber to finished garment, we strive to bring contemporary trends to the marketplace with speed and value. Drawing on our management teams past experience we have been able to develop new trends in fabrication which has been instrumental in enabling the success of many product lines, including American Apparel and Dickies.

IC and Primp are completely vertical entities in the knit manufacture industry. Production sites in Los Angeles, Mexico, and China further enable us to produce quickly and efficiently. The infrastructure is capable of engineering fabrics and designing prints and styles that directly reference current trends and offer them at competitive prices in the market. Our goal is to extend our capabilities to an even greater customer base. Current clients for IC include TAPOUT, Dillard’s, Bloomingdales, Macy’s, Guess, Bebe, Kiston, The Buckle, Charlotte Russe and Forever 21.

We have developed Primp to earmark customers seeking highly sellable retail merchandise at the higher tier. Launched by Wells Butler in 2004, Primp is a fashion-forward and comfortable collection of knits and basics with a contemporary lifestyle feel. In its first year at retail, Primp was supported by the hippest leading, fashion-driven boutiques in Los Angeles and at several leading boutiques around the country such as Lisa Kline, Kitson, Harvey Nichols, Revolve Clothing and Planet Blue. Primp is currently sold at higher end department stores including Saks Fifth Avenue, Nordstrom, Neiman Marcus and Bloomingdales, and at nearly 300 leading boutiques with launches currently in major foreign markets including Japan and Britain. Management believes that once Jessica Simpson wore Primp on the reality show, “The Newlyweds,” the brand exploded onto the scene as a favorite of Hollywood’s “it” girls and the brand continues to enjoy an overwhelming following in the entertainment world. Primp products are also routinely worn by numerous top stars in the weekly magazines, newspapers and on the TV and internet. Sasha Obama wore a Primp hoodie for her first day of school following the move to the White House. Owing to its casual comfort and unique luxury styling, management believes that Primp is respected by the fashion industry as upstairs luxury casual wear knits and basics, under the twin monikers “Primp” and “Primp Basics.”

In 2007-2008, Primp expanded its product line to include “tween, toddler and baby,” which management believes has been successful. One of Brad Pitt and Angelina Jolie’s toddlers wore Primp in the 2008 “People” magazine spread, the most expensive celebrity photo in the magazine’s history. The expansion of the Primp product line continued with the release of branded men’s t-shirts in October/November 2009. Numerous additional products are being developed and are expected to be released in the foreseeable future.

In addition to our Los Angeles based production facilities, we have developed strategic alliances with production facilities in Mexico and China to drive mass market sales. The facility in Mexico is a 200,000 square feet cutting and sewing entity with 1800 sewing machines and the ability to produce 2 million t-shirts per month. Approximately 25% if this capacity is utilized by IC or Primp during any given month. We also procure textiles and full package garments from various sources in China. Off-shore production generates cost savings on large scale production orders. For short turn, smaller orders, production is conducted domestically. For volume orders with at least a 5 to 6 week lead time, production can be placed in Mexico to capture lower labor and energy input costs. For mass volume or long lead time production orders, placement in China generates even lower production cost. There are customers who insist on products exclusively manufactured in Los Angeles or “Made in the USA” as this base results in a premium wholesale/retail price. For domestic based operations, we lease a 45,000 square foot warehouse which allows us to directly manage inventory and fulfill both wholesale, retail and e-commerce based orders. Placement of the order ultimately depends on customer demands, fabric composition, delivery date, quantity and price point. This manufacturing paradigm enables IC and Primp to build upon a vertical cost structure to ensure the lowest costs when producing garments.

Primp is trademarked domestically and internationally and many of its print designs are copyright protected. Primp’s website, www.itsprimp.com, is currently under construction and will be up in November 2009. As a private label manufacturer, IC works directly with buyers to design and produce orders and does not presently advertise such proprietary product on the internet. As more brands are developed, additional web sites will be added.

For both IC and Primp, sales are obtained through an in-house sales force that deals with department stores, mass retailers and wholesale branded customers. IC also utilizes international distributors in Canada, Japan, England, Germany and South America. In-house sales personnel are compensated with a bonus structure that rewards performance, while international distributors are rewarded with a bulk discount from traditional wholesale prices. Primp has entered into multiple licensing initiatives both domestically and internationally using licensing agents based in the US that are rewarded on a commission basis. Distributors typically receive a 20% discount from wholesale charges. In-House Sales agents receive anywhere between 3-12% of the gross wholesale price, depending upon the sale price obtained from the customer. As a licensor, Primp will earn a 6% to 10% royalty from the gross sales; the licensing agent earning 30% of that royalty rate.

IC and Primp negotiate directly with buyers from retailers and wholesale customers. IC and Primp also attend both domestic and international conventions to expand brand recognition and distribution.

IC will sell non-branded clothing or private label to any customer that is credit worthy and develop brands. Primp is a lifestyle brand that withholds distribution from the marketplace and only sells to stores and customers that fit within the representation of the lifestyle of the brand. With additional funding IC will expand the development of Primp and also incubate new brands that target different sectors of the marketplace. We estimate that we will need approximately $3-5 million to successfully expand as described. As of the date of this Report, we have had discussions with various investment banking firms and others but there has been no definitive agreement with any third party wherein a commitment has been received to raise these funds and there can be no assurances that such an agreement will be forthcoming in the near future, or at all. Failure to obtain additional capital will have a negative impact on our ability to expand as described herein.

Primp currently operates one retail location and has intentions to roll out additional stores in premium locations throughout southern California, Nevada, Arizona, Florida and New York. These locations would be premium retail locations as well as factory outlet locations. Primp is also launching its Web Store in November. This expansion is dependent upon our ability to raise additional working capital.

Shipping is handled in-house at our corporate warehouse in Vernon CA. With respect to shipments to major retailers, the orders, shipment documentation and invoices are handled through electronic data interchange (EDI). Fulfillment for our retail locations and e-commerce site are handled internally as well.

PROPERTY

          We have moved our principal place of business to 4501 E. 50th St., Vernon CA 90058, which is the base of operations for both Primp and IC. This location consists of warehouse space of approximately 45,000 square feet, and approximately 7,000 square feet of executive office space and design space. This space is subleased from Lorber Enterprises LLC pursuant to an oral agreement providing for a rental abatement that commenced June 15, 2009 and which will continue through December 31, 2009. Thereafter, we will begin monthly payments of a base rent of $9,889, plus annual adjustments of 2.5% beginning in June 2010. This lease expires in May 31, 2018 and contains an option to renew for one five (5) year term. Lorber Enterprises LLC is owned and controlled by Greg Lorber, our new CEO and President. We anticipate that this will be sufficient for our needs for the foreseeable future.

          We also rent space for our current retail location for Primp in Commerce, California, which consists of approximately 600 square feet of retail space. The lease for this location provides for a monthly base rental of $4,200, plus 6% of all revenues in excess of $70,000. This lease expires May 31, 2010 and contains an option to renew for an additional term of 3 years.

TRADEMARKS, PATENTS AND COPYRIGHTS

          Primp holds various design print copyrights, including VA0001387500, a visual art copyright of a design print pattern which is used on fabric for ultimate manufacturer of a garment; VA 0001387501, a pony print; and VA0001406629, a swan print. It also holds a trademark/wordmark for the name “Primp,” Serial No. 78434993. Primp also has a trademark registered in Japan.

GOVERNMENT REGULATIONS

We are not subject to any extraordinary governmental regulations.

EMPLOYEES

          As of the date of this Report we have eight (8) employees including our management, plus one (1) person in accounting, two (2) persons in design/development and sales, and two (2) persons involved in order fulfillment, shipping, distribution and inventory. In addition, we contract services from independent contractors in the categories of sales (5), production (3), sampling (2), consulting (2) and accounting (2). We anticipate that if we receive financing we will hire additional employees in the areas of accounting, regulatory affairs, marketing and design.

COMPETITION

We will be competing with publicly and privately held companies engaged in the textile industry. There are numerous other entities engaged in this business that have greater resources, both financial and otherwise, than the resources presently available to us. Our principal competitors include Juicy Couture, Splendid Mills, and James Perse.

LEGAL PROCEEDINGS

          We have several pending litigation matters, as well as certain judgments that have been taken against either IC or Primp, including:

•

Griffith Partners LLC vs. Industry Concepts LLC, et al., Superior Court, County of Los Angeles, Case No. BC 412-443; an action in unlawful detainer relating to IC’s prior principal place of business. A writ of possession for the real property was entered against IC on or about July 7, 2009. Plaintiff also obtained a money judgment against IC for rent and hold over damages through June 23, 2009 in the amount of $111,426.49. We intend to retain counsel to set aside this judgment immediately, as we believe there are affirmative defenses available to IC in this matter.

•

Kristian Alfonso and KJ Alfonso, Inc. a California corporation vs.  Industry Concepts LLC, Superior Court, County of Los Angeles, California, Case No. 09K06797; a complaint for breach of contract. Plaintiff has requested judgment in the amount of $23,145.08. While no assurances can be provided, we expect to settle this matter in the near future.

          We are party to other litigation matters as of the date of this report, none of which we deem to be material to our current business operations. We are not aware of any other material threatened matters.

EXECUTIVE COMPENSATION

Each of our new officers will receive an annual salary of $100,000 upon their assuming their positions with us. None of our executive officers is party to an employment agreement with us.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

          Effective October 29, 2009, we acquired IC and Primp in exchange for the issuance of an aggregate of 20,430,000 shares of our Common Stock. We relied upon the exemption from registration provided by Section 4/2 and Regulation D under the Securities Act of 1933, as amended, to issue these shares.

ITEM 5.01 CHANGES IN CONTROL OF THE REGISTRANT

          The following table sets forth certain information regarding the ownership of Common Stock as of the date of this Report by (i) each of our directors, (ii) each of our executive officers, and (iii) all of our directors and executive officers as a group. Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power.

Title of Class	Name and Address Of Beneficial Owner	Amount and Nature Of Beneficial Ownership	Percent Of Class
Common	Greg Lorber(1) 4501 E 50th St. Vernon, CA 90058	16,680,000 (2)	75.8%

Common	All Officers and Directors As a Group (3 persons)	16,680,000(2)	75.8%

(1)	Officer and Director of our Company.
(2)	Includes 1,600,000 shares held in the name of CLGL LLC. Mr. Lorber is an officer, director and owner of 83.3% of CLGL LLC.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS: APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

          Effective October 29, 2009, Ms. Lynn M. Vagi did resign her positions as President, Treasurer and as a director of our Company. There were no disagreements between Ms. Vagi and our Company regarding the operation, policies or practices of our Company. Simultaneous therewith, Greg Lorber was appointed as our CEO, President and a director. In addition, on or about November 8, 2009 (10 days after the filing of our Information Statement with the SEC and the mailing of our Information Statement to our shareholders), Donald R. Stoltz will resign as a director and Andrea J. Payne will be appointed Secretary and Alan Elgort will be appointed Chief Operating Officer, Chief Financial Officer, Treasurer and a director. They will hold such positions until the next annual meeting of our Board of Directors or shareholders, as applicable, their resignation, removal or death, whichever occurs first.

The following is a biographical summary of the business experience of our new management:

Greg Lorber has served as the manager of both IC and Primp since their inception in 2006 and 2004, respectively. His responsibilities have included working with designers, distribution of product, development of brand name and administration. Prior, Mr. Lorber devoted eleven years working for

Lorber Industries, a privately held family business that is one of the premiere textile companies in Southern California, where he was responsible for managing sales and operations of the business. Mr. Lorber obtained a Bachelor of Science degree in Political Science from UCLA in 1996. He intends to devote substantially all of his business time to the affairs of the Company.

          Alan Elgort has been the Chief Operating Officer of IC since December 2008. Prior, from 1991 through November 2008, he was President of Elgort Textile Associates, Inc., a privately held clothing company located in York, South Carolina. Mr. Elgort received a Bachelor of Science degree in Political Science from SUNY Fredonia in 1977. He intends to devote substantially all of his business time to the affairs of the Company.

          Andrea J. Payne has been Secretary and General Counsel to IC since January 2007. Prior, from March 2006 through December 2006, she was employed by Swisstex Direct, Los Angeles, CA, a privately held textile company where her responsibilities included fabric production, purchasing and logistics. From June 1998 through February 2006 she was employed by Lorber Industries where her responsibilities included purchasing, supply chain management and accounts receivable management and support. Ms. Payne received a Juris Doctor degree from Loyola Law School in 1993 and a Bachelor of Arts degree in Economics from California State University at Long Beach in 1990. She intends to devote substantially all of her business time to the affairs of the Company.

          There are no family relationships between any of our current officers and directors and the individuals who will become directors and executive officers of our Company upon the closing of the Exchange Agreement.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

          Effective November 3, 2009 the holders of a majority of our issued and outstanding Common Stock approved an amendment to our Articles of Incorporation wherein the name of our Company was changed to “Industry Concept Holdings, Inc.”

ITEM 7.01 REGULATION FD DISCLOSURE

          Our Press Release relating to our acquisition described above is attached as Exhibit 99.1 and is hereby incorporated.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

          (a)  Financial Statements. We intend to file an amendment to this Report within seventy five days from the date of this Report that will include the audited financial statements of both IC and Primp for their fiscal years ended December 31, 2008 and 2007, and unaudited financial statements for these companies for the nine month period ended September 30, 2009, along with an unaudited consolidated pro forma financial statement.

(b)	Exhibits.

No.	Description

3.3	Articles of Amendment to Articles of Incorporation effectuating name change to Industry Concept Holdings, Inc.

10.1	Share Exchange Agreement with Your Way Holding Corp. dated October 29, 2009

99.1	Press Release dated November 6, 2009, announcing closing of transaction with IC and Primp.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 5, 2009	INDUSTRY CONCEPT HOLDINGS, INC.
(Registrant)

By: s/Greg Lorber___________________
Greg Lorber, Chief Executive Officer